UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 5, 2022

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive
Kingsport	Tennessee	37662
(Address of Principal Executive Offices)		(Zip Code)
(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.50% Notes Due 2023	EMN23	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2022 Annual Meeting of the Stockholders of Eastman Chemical Company (the "Company") was held on May 5, 2022. There were 128,949,618 shares of common stock outstanding and entitled to be voted, and of those shares 110,206,209 (85.46% of the outstanding shares) were represented virtually or by proxy, at the Annual Meeting.

Four items of business were considered by stockholders at the Annual Meeting:

•	election of ten directors to serve until the Annual Meeting of Stockholders in 2023, and until their successors are duly elected and qualified;

•	advisory vote on executive compensation (the "say-on-pay" vote) as disclosed in the 2022 Annual Meeting Proxy Statement (the "Proxy Statement");

•	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

•	advisory vote on a stockholder proposal requesting that the Board of Directors take steps necessary to reduce the ownership threshold required for stockholders to call special meetings of stockholders.

The results of the voting on the election of directors were as follows:

Nominee	Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes (% of outstanding shares)
Humberto P. Alfonso	98,055,986 (96.82%)	3,222,125 (3.18%)	167,071 (0.13%)	8,761,027 (6.79%)
Brett D. Begemann	92,515,684 (91.35%)	8,756,775 (8.65%)	172.727 (0.13%)	8,761,023 (6.79%)
Mark J. Costa	93,632,601 (93.13%)	6,910,497 (6.87%)	902,084 (0.70%)	8,761,027 (6.79%)
Edward L. Doheny II	100,395,952 (99.13%)	880,426 (0.87%)	168,807 (0.13%)	8,761,024 (6.79%)
Julie F. Holder	98,440,972 (97.19%)	2,846,845 (2.81%)	157,366 (0.12%)	8,761,026 (6.79%)
Renée J. Hornbaker	96,260,555 (95.05%)	5,016,781 (4.95%)	167,845 (0.13%)	8,761,028 (6.79%)
Kim Ann Mink	100,412,029 (99.14%)	870,761 (0.86%)	162,394 (0.13%)	8,761,025 (6.79%)
James J. O’Brien	96,024,115 (95.69%)	4,322,627 (4.31%)	1,098,441 (0.85%)	8,761,026 (6.79%)
David W. Raisbeck	94,819,897 (93.62%)	6,456,802 (6.38%)	168,483 (0.13%)	8,761,027 (6.79%)
Charles K. Stevens III	99,278,479 (98.03%)	1,997,647 (1.97%)	169,059 (0.13%)	8,761,024 (6.79%)

Accordingly, each of the ten nominees received a majority of votes cast in favor of that director's election and was elected.

The results of the voting on the advisory "say-on-pay" vote were as follows:

Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes (% of outstanding shares)
93,409,129 (92.40%)	7,685,375 (7.60%)	350,592 (0.27%)	8,761,113 (6.79%)

Accordingly, a majority of votes cast in the advisory "say-on-pay" vote were "for" approval of the executive compensation as disclosed in the Proxy Statement.

The results of the voting on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2022 were as follows:

Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes
102,844,192 (93.45%)	7,203,254 (6.55%)	158,763 (0.12%)	0

Accordingly, a majority of votes cast on the ratification of the appointment of the independent registered public accounting firm were in favor of the proposal and the appointment of PricewaterhouseCoopers LLP was ratified.

The results of the voting on the advisory stockholder proposal requesting that the Board of Directors take steps necessary to reduce the ownership threshold required for stockholders to call special meetings were as follows:

Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes (% of outstanding shares)
41,751,505 (41.29%)	59,354,394 (58.71%)	339,191 (0.26%)	8,761,119 (6.79%)

Accordingly, a majority of votes cast on this stockholder proposal were not in favor of the advisory proposal and the proposal was not adopted.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By:	/s/ Clark L. Jordan
Clark L. Jordan
Vice President, Legal and Corporate Secretary
Date: May 11, 2022